Exhibit 99.1

Schwazze Provides Update on Delayed Filings

DENVER, CO, December 4, 2024 – Medicine Man Technologies, Inc., operating as Schwazze, (OTC: SHWZ) (Cboe CA: SHWZ) ("Schwazze" or the "Company"), is providing an update on its previously announced delayed filings.

On November 29, 2024, the Audit Committee of the Company determined, following discussions with Baker Tilly and the Company’s management, that the Company’s previously issued audited consolidated financial statements for the two fiscal years ended December 31, 2023, audited by BF Borgers, and the Company’s unaudited condensed consolidated financial statements and the notes thereto as of and for the fiscal periods ended March 31, 2023, June 30, 2023, and September 30, 2023 included in the Company’s Quarterly Reports on Form 10-Q for the fiscal periods ended March 31, 2023, June 30, 2023, and September 30, 2023 that were filed with the SEC (collectively the “Subject Periods”) will be restated due to the identification of certain accounting adjustments needed primarily relating to technical accounting areas.

The Company has concluded that the impact of these corrections is material and as a result, the Subject Periods should no longer be relied upon. Similarly, any previously issued or filed reports, press releases, earnings releases, investor presentations or other communications of the Company describing the Company’s financial results or other financial information should no longer be relied upon to the extent that they are related to the Subject Periods.

Schwazze does not currently believe that the foregoing corrections will have any negative material impact on the Company’s revenue, adjusted EBITDA, cash from operations or cash position.

Additional details on the impact of these adjustments can be found in the Company’s related Form 8-K filed earlier today.

About Schwazze

Schwazze (OTC: SHWZ) (Cboe CA: SHWZ) is building a premier vertically integrated regional cannabis company with assets in Colorado and New Mexico and will continue to explore taking its operating system to other states where it can develop a differentiated regional leadership position. Schwazze is the parent company of a portfolio of leading cannabis businesses and brands spanning seed to sale.

Schwazze is anchored by a high-performance culture that combines customer-centric thinking and data science to test, measure, and drive decisions and outcomes. The Company's leadership team has deep expertise in retailing, wholesaling, and building consumer brands at Fortune 500 companies as well as in the cannabis sector.

Medicine Man Technologies, Inc. was Schwazze's former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc. Schwazze derives its name from the pruning technique of a cannabis plant to enhance plant structure and promote healthy growth. To learn more about Schwazze, visit https://schwazze.com/.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include financial outlooks; statements regarding the expected impact of the restatements and change in accounting treatment, including on the Company’s overall business operations, previously reported cash and cash equivalent balances, and strategic outlook; statements regarding the Company’s internal controls over financial reporting and ongoing internal reviews and assessments; any projections of net sales, earnings, or other financial items; any statements of the strategies, plans and objectives of our management team for future operations; expectations in connection with the Company's previously announced business plans; any statements regarding future economic conditions or performance; and statements regarding the intent, belief or current expectations of our management team. Such statements may be preceded by the words "may," "will," "could," "would," "should," "expect," "intends," "plans," "strategy," "prospects," "anticipate," "believe," "approximately," "estimate," "predict," "project," "potential," "continue," "ongoing," or the negative of these terms or other words of similar meaning in connection with a discussion of future events or future operating or financial performance, although the absence of these words does not necessarily mean that a statement is not forward-looking. We have based our forward-looking statements on management's current expectations and assumptions about future events and trends affecting our business and industry. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Therefore, forward-looking statements are not guarantees of future events or performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual events and results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, that the Company has underestimated the scope and impact of the restatements, risks and uncertainties around the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, the risk that the Company’s restated financial statements may take longer to complete than expected, as well as those risks and uncertainties risks and uncertainties associated with (i) regulatory limitations on our products and services and the uncertainty in the application of federal, state, and local laws to our business, and any changes in such laws; (ii) our ability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (iii) our ability to identify, consummate, and integrate anticipated acquisitions; (iv) general industry and economic conditions; (v) our ability to access adequate capital upon terms and conditions that are acceptable to us; (vi) our ability to pay interest and principal on outstanding debt when due; (vii) volatility in credit and market conditions; (viii) the loss of one or more key executives or other key employees; and (ix) other risks and uncertainties related to the cannabis market and our business strategy. Any such risks and uncertainties could materially and adversely affect the Company’s results of operations, its profitability and its cash flows, which would, in turn, have a significant and adverse impact on the Company’s stock price. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise except as required by law. As noted above, investors are cautioned that the Subject Periods, and related investor communications, should no longer be relied upon; such communications include earnings releases, press releases, shareholder communications, investor presentations and other communications describing relevant portions of the Subject Periods.

Investor Relations Contact

Sean Mansouri, CFA or Aaron D’Souza

Elevate IR

(720) 330-2829

ir@schwazze.com